UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry of a Material Definitive Agreement.

On August 30, 2013, Alphatec Holdings, Inc. (“Alphatec Holdings”), Alphatec Spine, Inc., a California corporation and a wholly owned subsidiary of Alphatec Holdings (“Alphatec Spine”), Alphatec International LLC, a Delaware limited liability company and an indirect subsidiary of Alphatec Holdings (“Alphatec International”), and Alphatec Pacific, Inc., a Japanese corporation and a subsidiary of Alphatec Holdings (“Alphatec Pacific”) (collectively, Alphatec Holdings, Alphatec Spine, Alphatec International and Alphatec Pacific shall be referred to as “Alphatec”), entered into an Amended and Restated Credit, Security and Guaranty Agreement with MidCap Funding IV, LLC as Administrative Agent and lender (“MidCap”) and other lenders from time to time a party thereto (together with MidCap, the “Lenders”), which permits Alphatec to borrow up to $73 million (the “Credit Facility”). The Credit Facility is due in July 2016 and consists of a $28 million term loan drawn at closing with a $5 million delayed draw within 12 months (the “Term Facility”) and a revolving line of credit with a maximum borrowing base of $40 million (the “Revolving Facility”). The borrowing base is determined, from time to time, based on the value of domestic eligible accounts and domestic eligible inventory. The Term Facility interest rate accrues at an annual rate of LIBOR plus 8.0%, subject to a 9.5% floor and the Revolving Facility interest accrues at an annual rate of LIBOR plus 6.0%, and is reset monthly. As collateral for the Credit Facility, Alphatec granted MidCap a security interest in substantially all of its assets, including all accounts receivable and all securities evidencing Alphatec Holdings’ interests in its subsidiaries. The funds from the Credit Facility will be used to pay off both Alphatec’s existing revolving credit facility with Midcap Finance, LLC in the amount of $39 million, certain fees associated with entering into the Credit Facility and will serve as a source of capital for ongoing operations and working capital needs.

The Credit Facility includes traditional lending and reporting covenants including that certain financial covenants applicable to liquidity and earnings are to be maintained by Alphatec. The Credit Facility also includes several potential events of default, such as payment default and insolvency conditions, which could cause interest to be charged at a rate which is five percentage points above the rate effective immediately before the event of default or result in Lenders’ right to declare all outstanding obligations immediately due and payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: September 6, 2013

/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President